UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 26, 2018

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd. Suite 500 Mettawa, Illinois (Address of Principal Executive Office)	60045-4811 (Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement

On September 26, 2018, Brunswick Corporation (the “Company”) entered into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with certain wholly-owned subsidiaries of the Company as subsidiary borrowers and lenders as parties, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent. The Revolving Credit Agreement amends and restates the Company’s existing credit agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014, as further amended and restated as of June 30, 2016 and as further amended as of July 13, 2018 (the “Prior Credit Agreement”). The Revolving Credit Agreement provides for increased revolving commitments of $400,000,000, with the capacity to add up to $100,000,000 of additional revolving commitments, and amends the Prior Credit Agreement in certain respects, including, among other things:

•	Extending the maturity date to September 26, 2023, with up to two one-year extensions available.

•
Modifying certain representations and warranties, affirmative covenants and negative covenants to reflect the amendments set forth in Schedule 10.02  (the “Approved Amendments”) to the Company’s existing Term Loan Credit Agreement, dated as of August 7, 2018, by and among the Company, the lenders party thereto and JPMorgan, as administrative agent (the “Term Loan Credit Agreement”), as previously filed with the Securities and Exchange Commission on August 9, 2018.

•	Removing certain restrictions and other provisions from the Prior Credit Agreement to reflect the Company’s current investment grade rating.

The foregoing description of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Amendment to Term Loan Credit Agreement

On September 26, 2018, the Company also entered into the First Amendment (the “Amendment”) to the Term Loan Credit Agreement with JPMorgan, as administrative agent.  The Amendment effectuated the Approved Amendments.  The Amendment required the sole consent of JPMorgan, as administrative agent.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Revolving Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)          The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014, as further amended and restated as of June 30, 2016, as further amended as of July 13, 2018 and as further amended and restated as of September 26, 2018, among Brunswick Corporation, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
First Amendment, dated September 26, 2018, to the Term Loan Credit Agreement, dated as of August 7, 2018, among Brunswick Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2018	BRUNSWICK CORPORATION

	By:	/s/ Christopher F. Dekker
Name: Christopher F. Dekker
Title: Vice President, General Counsel and Secretary